                           DUKE REALTY INVESTMENTS, INC.
                              (AN INDIANA CORPORATION)

                          DUKE REALTY LIMITED PARTNERSHIP
                          (AN INDIANA LIMITED PARTNERSHIP)

                                7.3% NOTES DUE 2003

                                  TERMS AGREEMENT


                                                         Dated: June 23, 1999

To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1200
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $175,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") (such Debt Securities being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.

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

                                                    Principal Amount
                                                          Of
           Underwriter                          Underwritten Securities
          -------------                         ------------------------
 Merrill Lynch, Pierce, Fenner & Smith                $148,750,000
             Incorporated
 Banc One Capital Markets, Inc.                         26,250,000
                                                     ---------------
                Total                                 $175,000,000


     The  Underwritten Securities shall have the following terms:

Title of securities:
Currency:  U.S. Dollars
Principal amount to be issued:  $175,000,000
Current ratings:  Moody's Investors Service, Inc: Baa2; Standard & Poor's
   Corporation: BBB+
Interest rate: 7.3%
Interest payment dates: Each June 30 and December 30
Stated maturity date: June 30, 2003
Redemption provisions:  The Underwritten Securities are callable at any time at a Make-Whole Amount equivalent to the higher of par or the future payment stream discounted at T+25.
Delayed Delivery Contracts: not authorized
Initial public offering price:  99.914%, plus accrued interest, if any, from the date of issuance
Purchase price:  99.364%, plus accrued interest, if any, from the date of issuance (payable in same day funds).
Other terms:
     (i) The Underwritten Securities shall be in the form of Exhibit A to the Supplemental Indenture, dated as of June 28, 1999 between Duke Realty Limited Partnership and The First National Bank of Chicago.
     (ii) The Underwriting Agreement shall be amended in the manner set forth on Annex A attached hereto.
Closing date and location:  June 28, 1999 at the offices of Rogers & Wells LLP,
   200 Park Avenue, New York, New York  10166

     All the provisions contained in the document attached as Annex B hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement", in addition to the provisions contained in Annex A also attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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

     Please accept this offer no later than 5:00 o'clock P.M. (New York City time) on June 23, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,


                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                         BANC ONE CAPITAL MARKETS, INC.

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED



                         By:
                              -----------------------------------------

Accepted:

DUKE REALTY INVESTMENTS, INC.

By:  -----------------------------
     Name:
     Title:

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
     General Partner

By:  -----------------------------
     Name:
     Title:

WEEKS CORPORATION


By:  -----------------------------
     Name:
     Title:

WEEKS REALTY, L.P.

By:  Weeks GP Holdings
     General Partner

By:  Weeks Corporation

By:  -----------------------------
     Name:
     Title:


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

                                                                      Annex A


The following text shall be inserted immediately after Section 1(a)(xliii) of the Underwriting Agreement:

     "(xliv)   Arthur Andersen LLP, who have certified certain financial
statements of Weeks and its subsidiaries included in or incorporated by reference into the Prospectus, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

     (xlv) The REIT Merger Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (xlvi) The OP Merger Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles."


The following text shall be inserted immediately after Section 1(b) of the Underwriting Agreement:

"Section 1A.   REPRESENTATIONS AND WARRANTIES OF WEEKS AND WEEKS OP.

          (a) The Operating Partnership has entered into an Agreement and Plan of Merger, dated February 28, 1999 (the "OP Merger Agreement") with Weeks Realty, L.P., a Georgia limited partnership ("Weeks OP") which provides for the merger of Weeks OP with and into the Operating Partnership. The Company which is the sole managing general partner of the Operating Partnership has entered into an Agreement and Plan of Merger, dated February 28, 1999 (the "REIT Merger Agreement") with Weeks Corporation, a Georgia corporation and, through a wholly-owned subsidiary, the general partner of Weeks OP ("Weeks"), which provides for the merger of Weeks with and into the Company (the "REIT Merger"). The effective time of the mergers (the "Effective Time") is expected to be after the completion of the transactions contemplated by the Terms Agreement. Weeks and Weeks OP have agreed to be parties to this Agreement solely to the extent set forth below.

          (b) Weeks and Weeks OP represent and warrant, jointly and severally, to the Representatives and each other Underwriter named in the Terms Agreement, as of each applicable Representation Date, as follows, it being understood that Weeks and Weeks OP shall not be liable under this Agreement except for the representations and warranties contained in this Section 1A(b) and that in the event the REIT Merger Agreement is terminated, those representations and warranties shall expire on such date of termination of the REIT Merger Agreement.

               (i) Any reference to the Prospectus in this Section 1A (b)(i) shall be deemed to refer to and include Weeks' most recent Annual Report on Form 10-K, Weeks' most recent Quarterly Report on Form 10-Q and all subsequent documents filed with the Commission by Weeks pursuant to the 1934 Act on or prior to the date of the Prospectus and any reference to the Prospectus as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission by Weeks pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Prospectus, and prior to such specified date; and all documents filed under the 1934 Act and so deemed to be included in the Prospectus or any amendment or


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

          supplement thereto are hereinafter called the "Weeks 1934 Act Reports". The Weeks 1934 Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder. All information relating to Weeks in the Prospectus and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (ii) All information relating to Weeks in Duke's registration statement on Form S-4 (No. 333-77645), of which the Joint Proxy Statement and Prospectus dated May 5, 1999 is a part, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the 1934 Act or otherwise (the "S-4 Registration Statement"), as of the date hereof does not, and as of each applicable Representation Date will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (iii) Neither Weeks nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the limited, general or preferred partnership interests, or long-term debt of Weeks or any of its subsidiaries or any material adverse change, in or affecting the financial position, shareholders' equity or results of operations of Weeks and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

               (iv) The REIT Merger Agreement has been duly authorized, executed and delivered by Weeks and is a valid and binding agreement of Weeks enforceable against Weeks in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (v) The OP Merger Agreement has been duly authorized, executed and delivered by the Weeks OP and is a binding obligation of Weeks OP, enforceable against Weeks OP in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (vi) At all times since August 23, 1994, Weeks has been, and upon the sale of the Underwritten Securities, Weeks will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code."

The following text shall be inserted after Section 5(b)(1)(xxix) of the Underwriting Agreement:

               "(xxx)    The REIT Merger Agreement has been duly authorized,
          executed and delivered by the Company.

               (xxxi) The OP Merger Agreement has been duly authorized, executed and delivered by the Operating Partnership.


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

The following text shall be inserted immediately after Section 5(i)(4) of the Underwriting Agreement:

          "(j) King & Spalding, counsel for Weeks, shall have furnished to the Representatives their written opinion, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (1) The Weeks 1934 Act Reports (other than the financial statements and related schedules therein and financial and statistical data, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed or at the date of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

               (2) Such counsel has no reason to believe that the S-4 Registration Statement contained as of its date, or contains as of the Closing Time, an untrue statement of material fact with regard to Weeks or omitted or omits, as the case may be, to state a material fact with regard to Weeks necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (3) The REIT Merger Agreement has been duly authorized, executed and delivered by Weeks and is a valid and binding agreement of Weeks, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (4) The OP Merger Agreement has been duly authorized, executed and delivered by Weeks OP and is a valid and binding agreement of Weeks OP, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (5) Weeks was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code for its initial taxable year beginning August 23, 1994 and ending December 31, 1994 as well as its taxable years ending December 31, 1995, 1996, 1997 and 1998, and its current organization and method of operation will allow it to continue to qualify as a real estate investment trust through the Effective Time of the REIT Merger.

          (k) On the date of the Prospectus prior to the execution of this Agreement and also at the Closing Time, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

          (l) (i) None of Weeks, Weeks OP or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the partner interests or other equity interests, as the case may be, or long-term debt of Weeks, Weeks OP or any of their subsidiaries or any change, in or affecting the financial position, stockholders' equity or results of operations of Weeks, Weeks OP and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such


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

case described in clause (i) or (ii), is in the judgment of you, as the representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus.

          (m) On or after the date hereof no "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Weeks OP's debt securities."






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